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                                                                     EXHIBIT 5.1

                               Holland & Hart LLP
                                ATTORNEYS AT LAW

                                   SUITE 500
                             215 SOUTH STATE STREET
                        SALT LAKE CITY, UTAH  84111-2346

DENVER . ASPEN                                          TELEPHONE (801) 595-7800
BOULDER . COLORADO SPRINGS                              FACSIMILE (801) 364-9124
DENVER TECH CENTER
BILLINGS . BOISE
CHEYENNE . JACKSON HOLE
SALT LAKE CITY



                                October 7, 1998


Micron Technology, Inc.
8000 S. Federal Way
Boise, ID  83706-9632

Ladies and Gentlemen:

     We have acted as counsel to Micron Technology Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act") of 1,406,605 shares of the Company's common stock, $0.10 par value (the "Shares"), to be offered upon the terms and subject to the conditions set forth in the Micron Technology, Inc. 1998 Nonstatutory Stock Option Plan and the Rendition, Inc. 1994 Equity Incentive Plan (collectively, the "Stock Plans").

     In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, the Bylaws of the Company, the Stock Plans, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents, instruments and corporate proceedings with respect to the offering of the Shares and such other documents, instruments and corporate records as we have deemed necessary or appropriate for the expression of the opinion contained herein. We have also reviewed the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about October 7, 1998 with respect to the Shares.

     We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.
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     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Stock Plans, the agreements which accompany each grant under the Stock Plans and the in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

     The opinion expressed herein is based solely upon and is limited to the General Corporation Laws of the State of Delaware and the federal laws of the United States of America, to the extent applicable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,


                              /s/ Holland & Hart LLP